UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

751 Broad Street

Newark, NJ 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.950% Junior Subordinated Notes	PRH	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange
4.125% Junior Subordinated Notes	PFH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On January 22, 2025, Prudential Financial, Inc. (“Prudential” or the “Company”) announced that a Prudential subsidiary entered into an agreement with Prismic Life Reinsurance International, Ltd., a subsidiary of Prismic Life Holding Company, LP (“Prismic HoldCo”) to reinsure an approximately $7 billion block of U.S. Dollar denominated Japan whole life products originated by the Company’s Japan insurance subsidiaries. In connection with the transaction, Prudential will make an equity investment in Prismic HoldCo to maintain its equity interest in Prismic HoldCo at approximately 20 percent.

Closing of the transaction is subject to the receipt of regulatory approvals and other closing conditions.

Subject to market conditions at closing, the transaction value is estimated to be $400 million, which includes release of capital, ceding commission, taxes, and the net present value of future income, of which approximately $100 million will be used to fund the equity investment in Prismic HoldCo, with the remaining amount to be released over time.

As a result of the transaction described above, Prudential anticipates a modest increase to after-tax annual adjusted operating income, reflecting a reduction in earnings from the reinsured international business, offset by an increase in PGIM asset management fees, and the expected earnings within Corporate & Other on the 20 percent limited partner interest in Prismic HoldCo.

The Company is furnishing herewith as Exhibit 99.1 a news release announcing the transaction.

Forward-Looking Statements and Non-GAAP Measures

Certain of the statements included in this Current Report on Form 8-K, such as those regarding receipt of regulatory approval and completion of the transaction, the estimated transaction value, and the expected increase in pre-tax adjusted operating income, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K. The forward-looking statements contained in this report are also subject to the risk that the transaction is not completed due to, among other things, the failure to obtain regulatory approval or satisfy closing conditions and that the financial impact of the transaction might differ from our current expectations due to market conditions or other factors. The Company does not undertake to update any particular forward-looking statement included in this document.

This Current Report on Form 8-K includes a reference to adjusted operating income. Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources. More information about adjusted operating income can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release of Prudential Financial, Inc. dated January 22, 2025 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian P. Spitser
Name:	Brian P. Spitser
Title:	Vice President and Assistant Secretary